UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2018

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Third Avenue, 27th Floor

New York, NY 10022

(Address of principal executive offices)

(Zip Code)

(646) 519-2456

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry into a Material Definitive Agreement.

On September 27, 2018 (the “Execution Date”), Focus Financial Partners Inc. (the “Company”) and two newly formed, wholly owned subsidiaries of the Company (“Merger Sub I” and “Merger Sub II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Loring Ward Holdings Inc. (“Loring Ward”) and a representative of Loring Ward’s stockholders. Pursuant to the Merger Agreement, Merger Sub I will merge with and into Loring Ward (the “Merger”). Loring Ward will then merge with and into Merger Sub II, and then substantially all of the business assets of Merger Sub II and its subsidiaries will be contributed to BAM Advisor Services, LLC, part of the Buckingham Family of Financial Services.

Upon the Merger becoming effective (the “Effective Time”), each share of Loring Ward’s common stock issued and outstanding immediately prior to the Effective Time (including shares issuable upon exercise of outstanding options) will be canceled, and Loring Ward’s stockholders and optionholders will receive the right to their pro rata shares of an aggregate amount of cash equal to $117.5 million and an aggregate number of shares of the Company’s Class A common stock equal to $117.5 million divided by the average closing price of the Company’s Class A common stock during the 15 trading days immediately prior to the closing date of the Merger (the “Closing Date”), subject to specified adjustments pursuant to the Merger Agreement. Such cash consideration will include the right to pro rata cash distributions of an aggregate of $12.5 million payable on the six-month anniversary of the Closing Date and an aggregate of $12.5 million payable on the twelve-month anniversary of the Closing Date.

Loring Ward’s stockholders and optionholders will also be entitled to two earn-out payments of up to $35.0 million each in respect of each of the two successive three-year periods immediately following the Closing Date. To the extent such earn-out payments exceed $55.0 million in the aggregate, such excess will be payable as part of the second earn-out payment in the form of the Company’s Class A common stock, except in certain limited circumstances where the excess would be payable in cash.

The Merger Agreement contains customary representations and warranties and covenants and agreements. The consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including, among others, expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of the required consents from Loring Ward’s clients. The Merger Agreement contains certain termination rights, including, among others, by mutual agreement of the Company and Loring Ward, and by either the Company or Loring Ward in the event that the Merger has not been consummated on or before January 25, 2019.

Item 3.02                   Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, and subject to specified adjustments contained therein, the Company will issue a number of shares of its Class A common stock equal to $117.5 million divided by the average closing price of the Company’s Class A common stock during the 15 trading days immediately prior to the Closing Date as a portion of the consideration for the Merger. Additionally, to the extent the earn-out payments pursuant to the Merger Agreement exceed $55.0 million in the aggregate, such excess will be payable as part of the second earn-out payment in the form of the Company’s Class A common stock, except in certain limited circumstances where the excess would be payable in cash. The issuance of such securities will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506(b) of Regulation D thereunder.

The description of the Merger provided above under Item 1.01 is incorporated into this Item 3.02 by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

	By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: September 28, 2018

3